                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)OF
                      THE SECURITIES EXCHANGE ACT OF 1934




        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 31, 1997



                              RVM INDUSTRIES, INC.
                       (F/K/A RAVENS METAL PRODUCTS, INC.)
             (Exact name of registrant as specified in its charter)





        DELAWARE                          0-1709                31-1515410
(State or other jurisdiction of   (Commission file number)     (IRS employer
 incorporation or organization)                               identification
                                                                   number)





P.O. BOX 10002, 861 EAST TALLMADGE AVENUE, AKRON, OHIO               44310
      (Address of Principal Executive Offices)                     (Zip Code)



Registrant's telephone number, including area code:  (330) 630-4528





Former name or former address, if changed since last report: RAVENS METAL PRODUCTS, INC.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. On March 31, 1997 Ravens Metal Products, Inc. (the "Company") completed a holding company reorganization, as described below in Item 5, and the acquisition of two complementary businesses.

RVM Industries, Inc., the holding company parent of the Company following the reorganization, has acquired all the issued and outstanding capital stock of Albex Aluminum, Inc. ("Albex") and Signs and Blanks, Inc. ("SABI"), each an Ohio corporation. Albex and SABI had been wholly owned by Jacob Pollock, the largest shareholder (holding 87.16% of the outstanding capital stock) and an officer and director of the Company. Mr. Pollock also will serve as an officer and director of RVM and will hold 87.16% of its outstanding capital stock.

The purchase price of the Albex shares will be that dollar amount that is equal to seven times the average earnings of Albex before interest and taxes (plus depreciation and amortization and less capital expenditures) for the fiscal years ending March 31, 1999 and March 31, 2000, less all interest bearing debt, all determined in accordance with generally accepted accounting principles (the "Albex Purchase Price").

The purchase price of the SABI shares will be that dollar amount that is equal to seven times the average earnings of SABI before interest and taxes (plus depreciation and amortization and less capital expenditures) for the fiscal years ending March 31, 1999 and March 31, 2000, less all interest bearing debt, all determined in accordance with generally accepted accounting principles (the "SABI Purchase Price").

Accordingly, neither the Albex Purchase Price nor the SABI Purchase Price can be determined until the respective earnings of Albex and SABI, for the fiscal year ending March 31, 2000, are known.

The Albex Purchase Price and the SABI Purchase Price each will be paid over a five-year term, with interest thereon, at the rate of eight percent (8%) per annum, accruing from and after July 1, 2000. In each case a payment of principal only will be due on July 1, 2000, and a payment of principal and interest will be due on August 1, 2000 and on the first day of each month thereafter, until both the Albex Purchase Price (and all interest thereon) and the SABI Purchase Price (and all interest thereon) have been paid in full.

Albex is the obligor on a note payable to Jacob Pollock in the principal amount of $2,900,000 (the "Albex Note"), and SABI is the obligor on a note payable to
J. Pollock & Co. in the principal amount of $1,131,000 (the "SABI Note"). Albex will repay the Albex Note, and SABI will repay the SABI Note over a five-year term, with interest thereon, at the rate of seven percent (7%) per annum, accruing from and after April 1, 1997. A payment of interest only on the Albex Note and on the SABI Note will be due on May 1, 1997 and on the first day of each month thereafter through December 1, 1997; a payment of principal in the amount of $48,333.33 and interest on the Albex Note and in the amount of $18,850 and interest on the SABI Note will be due on January 1, 1998 and on the first day of each month thereafter, until the principal amount (and all interest thereon) of each Note has been paid in full; provided, however, that no payment of principal on either Note will be due during the period that RVM is making payments with respect to the Albex Purchase Price or the SABI Purchase Price. However, interest will continue to accrue and be paid during any period in which no principal payments are being made with respect to the Notes.

Payments with respect to the Albex Purchase Price, the SABI Purchase Price, the Albex Note and the SABI Note will be subordinated to the repayment of certain bank loans. A notice describing these acquisitions was given or sent to all Company shareholders of record on March 31, 1997.

The acquisitions will be accounted for as a reorganization of entities under common control and prior period financial statements will be restated on an "as if pooling" basis as required by Interpretation No. 39 to Accounting Principles Board Opinion No. 16. The restated financial statements of prior periods will consist of the Company, Albex and SABI.

ITEM 5. OTHER EVENTS. On March 31, 1997, the Company also completed a reorganization of its legal structure pursuant to Section 251(g) of the Delaware General Corporation Law. The effective date was March 31, 1997. Shareholder approval of the reorganization is not required and has not been sought. Shareholders of the Company are not entitled to dissenters' rights under Section 262 of the Delaware General Corporation Law. The principal purpose of the reorganization is to improve internal operating flexibility. The business conducted by the Company will not be changed as a result of the reorganization; its assets and liabilities will remain substantially unchanged. A new parent holding company has been created, with the Company (the existing publicly held company) as its wholly owned subsidiary. The name of the new parent company is RVM Industries, Inc., also a Delaware corporation ("RVM"). Each holder of the Company's common stock will become the holder of an equal number of shares of RVM common stock (evidencing the same proportional interest) pursuant to an exchange of certificates, and the rights of holders of RVM common stock will be substantially the same rights that they had as holders of the Company's common stock. RVM common stock will be issued solely as part of the reorganization of the Company into a holding company structure. As of the effective time of the reorganization, the Board of Directors of Registrant and Predecessor (as the surviving corporation) are identical to the Board of Directors of Predecessor as constituted at the time of the Merger. Management of Registrant and Predecessor (both immediately prior to the Merger and as the surviving corporation) are substantially identical, except that, while Lowell Morgan will continue as President of Predecessor (as the surviving corporation), Richard D. Pollock will serve as President of Registrant. RVM registered its common stock on Form 8-B filed on March 31, 1997 pursuant to Section 12(g) of the Securities Exchange Act of 1934. The reorganization will be tax-free to shareholders of the Company. The name of the Company following the reorganization is Ravens, Inc. A notice describing the reorganization in detail was given or sent on March 31, 1997 to all Company shareholders of record on March 31, 1997.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (A)   FINANCIAL STATEMENTS

                 1. Financial statements of Albex Aluminum, Inc., Report of Independent Accountants, Balance Sheets at December 31, 1996 and 1995, Statements of Operations for the years ended December 31, 1996 and 1995, Statements of Changes in Shareholders' Equity for the years ended December 31, 1996 and 1995, Statements of Cash Flows for the years ended December 31, 1996 and 1995, and Notes to these Financial Statements. Unaudited Interim Financial Statements, Balance Sheet as of March 31, 1997, Statements of Operations for the three months ended March 31, 1997 and 1996, Statements of Cash Flows for the three months ended March 31, 1997 and 1996, and Selected Unaudited Notes to these Financial Statements.

                 2. Unaudited Financial Statements of Albex Aluminum, Inc., Balance Sheet at December 31, 1994, Statement of Operations for the year ended December 31, 1994, Statement of Changes in Stockholder's Deficit for the year ended December 31, 1994, Statement of Cash Flows for the year ended December 31, 1994, and Notes to these Financial Statements.

                 3. Financial statements of Signs and Blanks, Inc., Report of Independent Accountants, Balance Sheets at December 31, 1996 and 1995, Statements of Operations and Accumulated Deficit for the years ended December 31, 1996 and 1995, Statements of Cash Flows for the years ended December 31, 1996 and 1995, and Notes to these Financial Statements. Unaudited Interim Financial Statements, Balance Sheet as of March 31, 1997, Statements of Operations for the three months ended March 31, 1997 and 1996, Statements of Cash Flows for the three months ended March 31, 1997 and 1996 and Selected Unaudited Notes to these Financial Statements.

                 4. Unaudited Financial Statements of Signs and Blanks, Inc., Balance Sheet at December 31, 1994, Statement of Income and Accumulated Deficit for the year ended December 31, 1994, Statement of Cash Flows for the year ended December 31, 1994, and Notes to these Financial Statements.



           (B)   PRO FORMA FINANCIAL INFORMATION

                 1. Unaudited Consolidated Historical Financial Statements, reflecting the Restatement of the Balance Sheet as of March 31, 1997 and the Statements of Operations for the years ended March 31, 1997, 1996 and 1995, and Notes to the Unaudited Consolidated Financial Statements.

(c) EXHIBITS

           2.1 Stock Purchase Agreement (Filed as Exhibit 2.1 to Form 8-K filed by Ravens Metal Products, Inc., predecessor to the registrant, on March 31, 1997.)

           2.2 Agreement and Plan of Reorganization (Filed as Exhibit 2.2 to Form 8-K filed by Ravens Metal Products, Inc., predecessor to the registrant, on March 31, 1997.)

           20 Notice to Shareholders regarding the Reorganization of Ravens Metal Products, Inc. and the Acquisition by RVM Industries, Inc. of Albex Aluminum, Inc. and Signs and Blanks, Inc. (Filed as Exhibit 20 to Form 8-K filed by Ravens Metal Products, Inc., predecessor to the registrant, on March 31, 1997.)

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                         RAVENS, INC.
                                         (FORMERLY RAVENS METAL PRODUCTS, INC.)



                                         By:  /s/ John J. Stitz
                                              -----------------------------
                                              John J. Stitz
                                              Chief Financial Officer



Dated:  June 16, 1997

                           RAVENS METAL PRODUCTS, INC.

                             FORM 8-K CURRENT REPORT




                                INDEX OF EXHIBITS



2.1 Stock Purchase Agreement (Filed as Exhibit 2.1 to Form 8-K filed by Ravens Metal Products, Inc., predecessor to the registrant, on March 31, 1997.)

2.2 Agreement and Plan of Reorganization (Filed as Exhibit 2.2 to Form 8-K filed by Ravens Metal Products, Inc., predecessor to the registrant, on March 31, 1997.)

20 Notice to Shareholders regarding the Reorganization of Ravens Metal Products, Inc. and the Acquisition by RVM Industries, Inc. of Albex Aluminum, Inc. and Signs and Blanks, Inc. (Filed as Exhibit 20 to Form 8-K filed by Ravens Metal Products, Inc., predecessor to the registrant, on March 31, 1997.)

                              ALBEX ALUMINUM, INC.
                    REPORT ON AUDITS OF FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

CONTENTS

                                                                         PAGE
                                                                         ----
Report of Independent Accountants..................................       1

Financial Statements:

   Balance Sheets..................................................       2

   Statements of Operations........................................       3

   Statements of Changes in Shareholders' Equity...................       4

   Statements of Cash Flows........................................     5-6

   Notes to Financial Statements..................................     7-14



ALBEX ALUMINUM, INC.

REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholders and
Board of Directors of
Albex Aluminum, Inc.:


We have audited the accompanying balance sheets of Albex Aluminum, Inc. (the "Company") as of December 31, 1996 and 1995 and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Albex Aluminum, Inc. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 9 to the financial statements, in 1996 the Company changed its method of accounting for the impairment of long-lived assets.








                                                        COOPERS & LYBRAND L.L.P.





Cleveland, Ohio

March 31, 1997                                                                 1



BALANCE SHEETS
                                                                                                     Unaudited
                                                                 December 31,     December 31,        March 31,
                                  ASSETS                             1996            1995               1997
                                                                ------------      ------------      ------------
Current assets:
Cash                                                            $        200      $        500      $        200
  Restricted cash for revenue bond repayment                          24,167            22,500            72,500
  Receivables:
    Trade, less allowance for doubtful accounts of $29,000,
      $10,000 and $14,000 in March 1997, 1996 and 1995,
      respectively                                                 1,303,259           782,775         2,009,861
    Affiliated companies                                             701,030           510,303                --
  Inventories                                                      1,394,310         1,262,333         1,800,102
  Assets held for sale                                                    --           200,000                --
  Other current assets                                                44,443            28,400            42,214
                                                                ------------      ------------      ------------
          Total current assets                                     3,467,409         2,806,811         3,924,877

Property, plant and equipment, net                                10,729,811         8,656,290        11,207,223
Restricted cash for plant relocation and development                  21,684         1,812,243             1,000
Other assets                                                         151,008           165,376           153,985
                                                                ------------      ------------      ------------
          Total assets                                          $ 14,369,912      $ 13,440,720      $ 15,287,085
                                                                ============      ============      ============
          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                             $  3,392,715      $  3,877,546      $  2,342,139
  Advance from shareholder                                           313,447                --           263,447
  Advance from affiliate                                                                               1,201,500
  Accounts payable:
    Trade                                                          2,664,913         2,458,241         3,036,320
    Affiliated companies                                              33,176            67,867                --
  Accrued expenses:
    Compensation                                                      81,019            86,624            32,125
    Interest                                                          17,454            44,047            20,459
    Other                                                            328,729           239,469           186,219
  Other current liabilities                                                                               99,774
                                                                ------------      ------------      ------------
          Total current liabilities                                6,831,453         6,773,794         7,181,983
Long-term debt, less current portion                               3,242,031         4,030,404         4,082,317
Note payable - shareholder                                         2,900,000                           2,900,000
Other long-term liabilities                                               --            45,000                --
                                                                ------------      ------------      ------------
          Total liabilities                                       12,973,484        10,849,198        14,164,299
                                                                ------------      ------------      ------------
Commitments and contingencies (Note 10)                                   --                --                --
Shareholders' equity:
Common stock, no par value, 750 shares authorized,
   100 shares issued and outstanding                                     100               100               100
  Additional capital                                               5,052,974         5,052,974         5,052,974
  Accumulated deficit                                             (3,656,646)       (2,461,552)       (3,930,289)
                                                                ------------      ------------      ------------
          Total shareholders' equity                               1,396,428         2,591,522         1,122,785
                                                                ------------      ------------      ------------
          Total liabilities and shareholders' equity            $ 14,369,912      $ 13,440,720      $ 15,287,085
                                                                ============      ============      ============


The accompanying notes are an integral part of these financial statements.

ALBEX ALUMINUM, INC.

STATEMENTS OF OPERATIONS



                                                                                              Unaudited
                                                     For the years ended               For the quarters ended
                                                December 31,       December 31,       March 31,        March 31,
                                                    1996               1995              1997             1996
                                                 ------------      ------------      -----------      -----------

Net sales                                        $ 13,189,605      $ 14,433,403      $ 4,012,252      $ 2,919,327

Cost of sales                                      12,411,715        14,158,277        3,876,476        2,722,842
                                                 ------------      ------------      -----------      -----------

                 Gross profit                         777,890           275,126          136,048          196,485

Selling, general and administrative expenses        1,313,929         1,270,802          255,708          194,367
Special charges                                       371,768            89,923           39,608           42,566
                                                 ------------      ------------      -----------      -----------

Loss from operations                                 (907,807)       (1,085,599)        (159,268)         (40,448)
Other income (expense):
     Interest expense                                (352,193)         (274,219)        (114,375)         (26,558)
     Interest income                                   19,906            21,382               --               --
     Gain (loss) on sale of plant facilities           45,000          (145,000)              --               --
                                                 ------------      ------------      -----------      -----------

                 Total other expense, net            (287,287)         (397,837)        (114,375)         (26,558)
                                                 ------------      ------------      -----------      -----------

                 Net loss                        $ (1,195,094)     $ (1,483,436)     $  (273,643)     $   (67,006)
                                                 ============      ============      ===========      ===========
Pro forma income data (unaudited) Note 11:
     Net loss as reported                        $ (1,195,094)     $ (1,483,436)     $  (273,643)     $   (67,006)

     Pro forma income tax benefit                     440,335           502,321          101,248           24,792
                                                 ------------      ------------      -----------      -----------
                 Pro forma net loss              $   (754,759)     $   (981,115)     $  (172,395)      $  (42,214)
                                                 ============      ============      ===========       ==========


The accompanying notes are an integral part of these financial statements.


ALBEX ALUMINUM, INC.                                                          3

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY




                                                                                                 Total
                                                   Common      Additional      Accumulated    Shareholders'
                                                   Stock         Capital         Deficit         Equity
                                                   ------      ----------      -----------    -------------


Balances, December 31, 1994                         $100     $  933,150     $  (978,116)    $    (44,866)

     Contributed capital                              --      4,119,824              --        4,119,824

                                                                                              (1,483,436)
     Net loss                                         --             --      (1,483,436)

                                                    ----     ----------     -----------      -----------
Balances, December 31, 1995                          100      5,052,974      (2,461,552)       2,591,522

     Net loss                                         --             --      (1,195,094)      (1,195,094)
                                                    ----     ----------     -----------      -----------

Balances, December 31, 1996                          100      5,052,974      (3,656,646)       1,396,428


(Unaudited):
     Net loss for the three months ended
       March 31, 1997                                 --             --        (273,643)        (273,643)

                                                    ----     ----------     -----------      -----------
Balances, March 31, 1997                            $100     $5,052,974     $(3,930,289)     $ 1,122,785
                                                    ====     ==========     ===========      ===========


The accompanying notes are an integral part of these financial statements.


ALBEX ALUMINUM, INC.                                                           4

STATEMENTS OF CASH FLOWS

                                                                                                      UNAUDITED
                                                                  FOR THE YEARS ENDED           FOR THE QUARTERS ENDED
                                                               DECEMBER 31,  DECEMBER 31,      MARCH 31,        MARCH 31,
                                                                  1996           1995            1997            1996
                                                            ---------------- -------------  --------------- -------------
Cash flows from operating activities:
    Net loss                                                  $(1,195,094)   $(1,483,436)   $  (273,643)   $   (67,006)
    Adjustments to reconcile net loss to net cash (used in)
          provided by  operating activities:
      Depreciation                                                643,477        507,802        164,456        120,965
      Amortization                                                 10,376         21,316           --               81
      Provision for doubtful accounts                               4,000         32,664         19,000          6,000
      Loss on plant closing                                          --          145,000           --             --
      Loss on sale of equipment                                    10,908                          --             --
      Impairment of long-lived assets                             371,768           --             --             --
    Increase (decrease) in cash from changes in:
      Receivables                                                (715,211)       954,962        (24,572)      (360,818)
      Inventories                                                (131,977)     1,432,341       (405,792)       373,040
      Assets held for sale                                        200,000       (200,000)          --             --
      Other current assets                                        (16,043)        69,654          2,229        (42,604)
      Other assets                                                  3,992         (3,000)        (2,977)         3,467
      Accounts payables                                           171,981       (756,460)       338,231        151,647
      Accrued expenses and other current liabilities               57,062         56,793        (88,626)       (29,202)
      Other long-term liabilities                                 (45,000)       (31,170)          --             --
                                                              -----------    -----------    -----------    -----------
            Net cash (used in) provided by operating
                activities
                                                                 (629,761)       746,466       (271,694)       155,570
                                                              -----------    -----------    -----------    -----------

Cash flows from investing activities:
    Capital expenditures                                       (2,749,674)    (6,839,349)      (641,868)    (1,670,310)
    Grants (expended) received for capital expenditures          (375,000)       375,000           --             --
    Proceeds from sale of equipment                                25,000           --             --             --
                                                              -----------    -----------    -----------    -----------
            Net cash used in investing activities              (3,099,674)    (6,464,349)      (641,868)    (1,670,310)
                                                              -----------    -----------    -----------    -----------

Cash flows from financing activities:
    Contributed capital                                              --        2,217,047           --             --
    Principal payments on long-term debt                         (894,930)      (301,162)    (1,050,576)    (1,718,908)
    Net (payments) proceeds from notes payable - banks           (378,274)     1,140,433           --             --
    Proceeds from note payable and advances from
         shareholder
                                                                3,213,447           --        1,991,787      1,502,786
    Borrowings on long-term debt                                     --        4,640,000           --
    Loan fees and bond issuance costs                                --         (160,509)          --
    Restricted cash for revenue bond repayment and plant
         relocation and development                             1,788,892     (1,834,743)       (27,649)     1,730,862
                                                              -----------    -----------    -----------    -----------
            Net cash provided by financing activities           3,729,135      5,701,066        913,562      1,514,740
                                                              -----------    -----------    -----------    -----------

Net decrease in cash                                                 (300)       (16,817)          --             --

Cash, beginning of period                                             500         17,317            200            500
                                                              -----------    -----------    -----------    -----------

Cash, end of period                                           $       200    $       500    $       200    $       500
                                                              ===========    ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements.



 ALBEX  ALUMINUM, INC.

for the years ended December 31, 1996 and 1995


                                                                   FOR THE YEARS ENDED
                                                             DECEMBER 31,      DECEMBER 31,
                                                                 1996              1995
                                                            ----------------  ----------------

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
      Interest expense, net of $10,440 and $178,137
          capitalized, respectively                            $  378,766        $  47,165

Supplemental disclosure of noncash investing and financing activities:

    During 1995, a note payable to the majority shareholder amounting to $1,452,777 was converted to additional paid-in capital.


The accompanying notes are an integral part of these financial statements.









 ALBEX ALUMINUM, INC.                                                        6

NOTES TO FINANCIAL STATEMENTS

1.     DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       DESCRIPTION OF BUSINESS: Albex Aluminum, Inc. (the "Company"), formerly Wirt Aluminum Company manufactures and sells a broad range of aluminum extruded products to a diverse group of customers operating in the transportation, distribution and building products industries, and to a wide range of original equipment manufacturers (OEMs) located in the midwestern portion of the United States. The Company currently operates one production facility located in Canton, Ohio.

       The following is a summary of significant accounting policies of the
       Company:

       USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       FAIR VALUE OF FINANCIAL INSTRUMENTS: Financial instruments consist of cash, receivables, accounts payable and financing instruments and are carried at amounts that approximate fair value.

       INVENTORIES: Inventories are valued at the lower of cost or market, cost being determined on the first-in, first-out (FIFO) method of valuation.

       PROPERTY, PLANT AND EQUIPMENT: Property, Plant and Equipment is stated at cost. Grants received from state and local governmental units are deducted in arriving at the carrying amount of the respective assets. Major additions and betterments are capitalized while maintenance and repairs and which do not improve or extend the lives of the respective assets are expensed currently. When property, plant and equipment is retired or otherwise disposed of, the cost of the property, plant and equipment is removed from the asset account, accumulated depreciation is charged with an amount equivalent to the depreciation provided, and the difference is charged or credited to income.

       Depreciation is provided using primarily the straight-line method over the estimated useful lives of the assets for financial statement purposes as follows:


            Building and improvements                                 31.5 years
            Machinery and equipment                                3 to 15 years
            Dies, net of customer reimbursements                         3 years
            Furniture and fixtures and computer equipment          5 to 10 years
            Vehicles                                                     5 years



 ALBEX ALUMINUM, INC.                                                          7

1.     DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
       CONTINUED:

       LOAN COSTS: Loan costs associated with financing agreements are being amortized over the life of the related agreements.

       REVENUE RECOGNITION: Sales and related cost of sales are recorded when goods are shipped to customers.

       INCOME TAXES: The Company, with the consent of its shareholders, has elected to be taxed under the provisions of the Internal Revenue Code as an S Corporation. Under these provisions and similar provisions of state law, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on their respective portions of the Company's taxable income.

       RECLASSIFICATIONS: Certain amounts in the 1995 financial statements have been reclassified to conform to 1996 presentation.

       UNAUDITED INTERIM FINANCIAL STATEMENTS: The unaudited financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 includes, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such interim financial statements in accordance with generally accepted accounting principles. The results of operations for the interim periods are not necessarily indicative of results of any other interim period or the full year.



       2.INVENTORIES:

       Inventories consist of the following:


                                                                             UNAUDITED
                                                   DECEMBER 31,              MARCH 31,
                                               1996            1995             1997
                                          ---------------  -------------- -----------------

                 Raw materials            $    1,072,783   $     663,788  $        946,569
                 Work-in-process                  71,982         163,666           233,390
                 Finished goods                  249,545         434,879           620,143
                                          ---------------  -------------- -----------------

                                          $    1,394,310   $   1,262,333  $      1,800,102
                                          ===============  ============== =================


ALBEX ALUMINUM, INC.                                                         8

3.     PROPERTY, PLANT AND EQUIPMENT, NET:
       Property, plant and equipment, net consists of the following:


                                                                                                        UNAUDITED
                                                                            DECEMBER 31,                MARCH 31,
                                                                       1996              1995              1997
                                                                 ----------------- ----------------- -----------------

       Land                                                    $        123,500  $        123,500  $        123,500
       Building                                                         334,087           334,087           334,087
       Building improvements                                            649,276                 -           649,276
       Machinery and equipment                                        4,471,473         1,262,003         4,536,722
       Furniture and fixtures                                            51,828            33,986            59,174
       Computer equipment                                               115,034            91,012           123,043
       Dies                                                           1,675,469         1,430,549         1,766,412
       Vehicles                                                          25,115            21,861            25,115
       Construction in progress                                       4,925,340         6,514,482         5,395,661
                                                               ----------------- ----------------- -----------------
                                                                     12,371,122         9,811,480        13,012,990
       Less accumulated depreciation                                 (1,641,311)       (1,155,190)       (1,805,767)
                                                               ----------------- ----------------- -----------------

       Total property, plant and equipment, net                $     10,729,811  $      8,656,290  $     11,207,223
                                                               ================= ================= =================


       Approximately $2,664,000 and $5,991,000 of capital expenditures were incurred in 1996 and 1995, respectively, for a new production facility and casting house in Canton, Ohio. These capital expenditures include capitalized interest of $10,440 and $178,137 in 1996 and 1995, respectively.

       In addition, during 1995, the Company received a grant from the State of Ohio aggregating $375,000 which was deducted from the cost of purchased machinery and equipment. This grant was required to be used for the purchase of machinery and equipment to be used at the Canton, Ohio facility. The terms of the grant also require the Company to employ a specified number of employees at the Canton, Ohio facility.


ALBEX ALUMINUM, INC.                                                           9



       4. FINANCING:

       Financing consists of the following:

                                                                                                             UNAUDITED
                                                                                     DECEMBER 31,            MARCH 31,
                                                                                 1996           1995           1997
                                                                             -------------- -------------- --------------
          Chapter 166 direct loan payable to the Department of Development of the State of Ohio, due in monthly installments of $33,033 including interest at 3.0%, plus a monthly service fee of .02%. The loan matures December 2002 and is collateralized by substantially all machinery and equipment of the Company, the personal guarantee of the shareholders as well as the corporate guarantees of three companies under common control. Principal payments have been deferred for the period August 1996 to February 1997. Payments have been adjusted for the period March 1997 to February 1998 in order to
            maintain the original maturity date.                                     $2,311,105     $2,500,000     $2,251,455

          State of Ohio Economic Development Revenue Bonds dated July 1, 1995 with a face amount of $2,115,000. Interest of 5.6% is payable semiannually on June 1 and December 1 of each year, plus a monthly service fee of .02%. The bonds are subject to a mandatory semiannual redemption schedule which requires monthly escrow payments of principal amounting to $22,500. The bonds mature June 1, 2002 and are collateralized by substantially all machinery and equipment of the Company and the personal guarantee of the shareholders as well
            as the corporate guarantees of three companies under common control.      1,840,000      2,115,000      1,815,833

          The Company is obligated to maintain a $211,500 letter of credit with
            First National Bank of Ohio based on a requirement of the above two
            financing arrangements.                                                        -               -

          Line of credit for $4,500,000 with First National Bank of Ohio, collateralized by accounts receivable, inventories, equipment, contract rights, and general intangibles of the Company and personally guaranteed of the majority shareholder. Interest is payable monthly at the bank's prime rate (8.25% at December 31,
            1996) plus .5%. The 1996 line of credit matures at January 31, 1998;
            the 1995 line of credit matured on June 30, 1996.                         2,467,382      2,845,656       2,047,552

          Note payable to Stark County Community Improvement Corporation due in
            60 monthly installments of $449, including interest at 3.0%. The
            note matures February 2000.                                                  16,259         21,086          15,029

          Note payable to majority shareholder, interest only payments on the unpaid principal balance beginning May 1, 1997 at a rate of 7.0% per annum. Interest begins to accrue on April 1, 1997. Monthly principal payments begin January 1, 1998 for 60 months in the amount of
            $48,333. This note payable is subordinate to all other debt of the
            Company.                                                                  2,900,000          -           2,900,000

          Note payable to First National Bank of Ohio due January 2, 1996.
            Interest only is due monthly at the Bank's prime rate plus .5%. The note is collateralized by inventories, accounts receivable, contract rights, machinery and equipment, and general intangibles of the
            Company as well as the personal guarantee of the majority
            shareholder.                                                                 -             426,208             -
                                                                                      ---------     ----------     ----------
               Total financing                                                        9,534,746      7,907,950      9,029,869
          Less current portion                                                        3,392,715      3,877,546      2,342,139
                                                                                     ----------     ----------     ----------
               Financing, less current portion                                       $6,142,031     $4,030,404     $6,687,730
                                                                                     ==========     ==========     ==========

ALBEX ALUMINUM, INC.                                                                                                       10

       The Chapter 166 Direct Loan, the State of Ohio Economic Development Revenue Bonds and the Stark County Community Improvement Corporation Loan contain covenants which limit the Company in certain areas including, among others, total long-term debt to tangible net worth, minimum tangible net worth and dividend payments. At December 31, 1996, the Company was in compliance with these covenants.

       The line of credit to First National Bank of Ohio contains covenants which limit the Company in certain areas including, among others, additional borrowings, disposal of collateral, and minimum tangible net worth. At December 31, 1996, the Company was in compliance with these covenants.

       Under the line of credit, borrowings are available based on a formula of trade accounts receivable and inventories, principally consisting of advance rates of 85% of eligible accounts receivable and 65% of eligible inventories with a $2,000,000 cap on inventories. At December 31, 1996, management intended to finance future accounts receivable and inventories for more than one year and estimated the amount of borrowings classified as long-term under the agreement would not exceed the eligible collateral at December 31, 1997. The Company could have borrowed approximately $153,500 more than the amount owed at December 31, 1996.

       The following is a schedule of maturities and sinking fund requirements of all long-term debt for the next five years ending December 31:

          1997                                        $3,392,715
          1998                                         1,088,473
          1999                                         1,266,784
          2000                                         1,293,223
          2001                                         1,328,519
          Thereafter                                   1,165,032
                                                      ----------
                                                      $9,534,746
                                                      ==========

    5. RETIREMENT PLANS:

       The Company has two 401(k) retirement and profit sharing plans which cover substantially all employees who have attained the age of 19 and have completed one year of service. In accordance with the plans, the Company matches contributions at the rate of 3% of eligible wages for nonunion employees and 2% for union employees. The Company's expense under these plans amounted to $9,835 in 1996 and $30,331 in 1995.

    6. RELATED PARTY TRANSACTIONS:

       The Company's majority shareholder also controls several affiliated companies. As such, the majority shareholder is in a position to influence sales, costs and expenses of the Company for the benefit of the affiliates that are under his control.

       The Company in the normal course of business purchases various materials and services from companies which the majority shareholder also has a majority interest. Purchases from these companies totaled $588,694 and $507,089 during 1996 and 1995, respectively.


ALBEX ALUMINUM, INC.                                                          11

       The Company in the normal course of business also sells to companies in which the majority shareholder also has a majority interest. Sales to such companies totaled $4,917,007 and $5,328,500 during 1996 and 1995, respectively.

       The Company shares certain administrative, computer and financial services with a related company. Management fees of $120,000 and $56,000 were incurred for such services during 1996 and 1995, respectively. In addition, the Company participates in a group health insurance plan with a related company and, accordingly, charges of $159,037 and $155,740 were incurred for its portion of the plan costs during 1996 and 1995, respectively.

       The trade accounts payable and receivable - related parties, have been classified in the financial statements based on management's expectations for repayment.

       In addition, during 1996, the majority shareholder loaned the Company $3,213,447 in the form of a $2,900,000 note (Note 4) and an advance of $313,447. The advance is non-interest bearing, without collateral and due upon demand.



    7. CONCENTRATIONS:

       In 1996, two customers accounted for more than 10% of sales individually and one customer accounted for more than 10% of sales in 1995. Sales to customers greater than 10% of sales accounted for 44% and 35% of the Company's total net sales in 1996 and 1995, respectively. Credit limits and ongoing credit evaluations and account monitoring procedures have been implemented to minimize the risk of loss. The Company does not require collateral and maintains a reserve for potential credit losses, which have been within management's expectations.

       The Company has a concentration of its long-term financing with the State of Ohio. Although other sources of financing may be available, management believes that other sources would not provide comparable terms.



    8. LEASE COMMITMENTS:

       The Company leases vehicles and equipment under noncancelable operating leases which expire at various dates between April 1997 and December 2001. The Company is responsible for maintenance, insurance and taxes on all leases and excess mileage charges on the vehicle leases. Certain of these leases contain purchase options under the expiration of their lease terms. Rent expense under such agreements was $117,602 during 1996 and $85,408 during 1995.

       Future minimum rental payments for the next five years ending December 31 are as follows:

                1997                                       $ 53,275
                1998                                         40,860
                1999                                         17,613
                2000                                          4,092
                                                           --------
                                                           $115,840
                                                           ========

ALBEX ALUMINUM, INC.                                                          12

    9. SPECIAL CHARGES AND ASSETS HELD FOR SALE:

       During 1995, the Company made the decision to move its production facilities from Elizabeth, West Virginia to Canton, Ohio. Concurrent with this decision, the Company began construction of a new facility in Canton, Ohio. In connection with the relocation of facilities, the Company entered into a formal agreement on October 26, 1995 to sell the land and buildings which housed the facility located in Elizabeth, West Virginia. As a result of this agreement, the Company recorded an estimated loss of $145,000 and assets held for sale of $200,000. Additionally, the Company incurred $89,923 of moving expenses as part of this move. During 1996, the Company finalized the sale of the Elizabeth, West Virginia facility and revised its estimated loss to $100,000.

       Also during 1996, the Company implemented Statement of Financial Accounting Standards SFAS No. 121 - "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". In accordance with this statement , the Company reviewed its assets associated with its production facilities and determined that various assets would no longer be used in the business. These assets consisted primarily of dies and various machinery and equipment. Additionally, the Company reduced the value of certain equipment to better reflect the estimate of future cash flows expected to result from the use of the respective equipment. In connection with the adoption of SFAS No. 121, the Company recorded an impairment loss of $371,768 during 1996.



   10. COMMITMENTS AND CONTINGENCIES:

       The Company is committed to purchase minimum quantities of electric energy over the next four years in exchange for reduced rates. Additionally, the Company entered into a commitment to purchase minimum quantities of raw aluminum from one vendor at market rates from March 1996 through August 1997.

       The Company is involved in various claims and litigation arising in the normal course of business. In the opinion of management, the ultimate resolution of these claims will not materially affect the financial position, results of operations, or cash flows of the Company.

       The Company, along with other affiliated companies, have guaranteed an obligation of their affiliate Signs and Blanks, Inc. and Ravens Metal Products, Inc. aggregating $2,500,000 and $8,000,000, respectively.



   11. SUBSEQUENT EVENTS:

       On March 31, 1997, the Company's shareholders entered into a stock purchase agreement to sell all of their issued and outstanding shares of common stock to RVM Industries, Inc. ("RVM"), a company under common control. Concurrent with the sale, the Company will change its year end to March 31 and become a wholly-owned subsidiary of RVM. The purchase price to be paid for the shares will be based upon the earnings of the company, as defined in the agreement, for the two years ending March 31, 2000 times an agreed to multiple of earnings. The purchase price as then determined will be paid monthly over five years beginning July 1, 2000. The outstanding note payable will bear interest at 8% per annum.



ALBEX ALUMINUM, INC.                                                          13

       Prior to the acquisition by RVM, the Company operated as an S Corporation and, as such, was not liable for federal and certain state and local income taxes. As a result, the earnings of the Company have been taxed for federal and certain state and local income tax purposes directly to the shareholder rather than to the Company. Cash distributions were regularly made by the Company, in part to fund shareholders for these liabilities. Accordingly, net loss, as reported in the accompanying statements of operations does not include a provision (credit) for these income taxes.

       Effective April 1, 1997, the Company will no longer be treated as an S Corporation and will be subject to all corporate federal and state and local income taxes. Accordingly, for informational purposes, the statements of operations include unaudited pro forma adjustments for income taxes which would have been recorded if the Company had been taxed as a C Corporation, based on the tax laws in effect during those periods.

       Unaudited pro forma income tax expense (benefit) for each of the periods presented is as follows:


                                                              (UNAUDITED)                         (UNAUDITED)
                                                   -----------------------------------  -------------------------------
                                                        YEARS ENDED DECEMBER 31,           QUARTERS ENDED MARCH 31,
                                                   -----------------------------------  -------------------------------
                                                         1996              1995             1997             1996
                                                   ----------------- -----------------  --------------  ---------------
            Deferred provision (benefit):
              Federal                              $      (386,781)  $      (502,321)   $    (95,680)   $     (23,428)
              State and local                              (53,554)          -                (5,568)          (1,364)
                                                   ---------------   ---------------    ------------    -------------

            Total                                  $      (440,335)  $      (502,321)   $   (101,248)   $     (24,792)
                                                   ===============   ===============    ============    =============


       The difference between unaudited pro forma income taxes at the statutory federal income tax rate of 34% and those reported in the statements of operations are as follows:

                                                                  (UNAUDITED)
                                     ----------------------------------------------------
                                                            YEAR ENDED DECEMBER 31,
                                     ----------------------------------------------------
                                                   % OF PRETAX                % OF PRETAX
                                        1996         INCOME        1995          INCOME
                                     ----------   ------------  ----------    -----------
    Federal tax at statutory         $ (406,332)       (34.0)%  $ (504,368)        (34.0)%
    rate
    State and local income
      taxes net of federal benefit      (35,853)        (3.0)
    Other                                 1,850          .2         2,047            .1
                                     ----------        -----    ----------         -----
                                     $ (440,335)       (36.8)%  $ (502,321)        (33.9)%
                                     ==========       =======   ===========      ========



                                                               (UNAUDITED)
                                     ----------------------------------------------------
                                                          QUARTERS ENDED MARCH 31,
                                     ----------------------------------------------------
                                                   % OF PRETAX                % OF PRETAX
                                        1997         INCOME        1996          INCOME
                                     ----------   ------------  ----------    -----------
    Federal tax at statutory         $  (93,038)       (34.0)%  $  (22,782)        (34.0)%
      rate
    State and local income
      taxes net of federal benefit       (8,210)        (3.0)       (2,010)          (3.0)

                                     ----------    ----------   ----------    -----------
                                     $ (101,248)       (37.0)%  $  (24,792)        (37.0)%
                                     ==========    =========    ==========    ===========

ALBEX ALUMINUM, INC.                                                                  14


                              ALBEX ALUMINUM, INC.
                 (FORMERLY KNOWN AS WIRT METAL PRODUCTS, INC.)

                         UNAUDITED FINANCIAL STATEMENTS

                               DECEMBER 31, 1994


BALANCE SHEET
(Unaudited)
December 31, 1994

                               ASSETS
Current assets:
    Cash                                                        $    17,317
    Accounts receivable, trade, less allowance
         for doubtful accounts of $7,000                          2,080,704
    Inventories                                                   2,694,674
    Prepaid expenses and other current assets                        98,054
                                                                -----------
            Total current assets                                  4,890,749
                                                                -----------
Property, plant and equipment:
    Land                                                              3,300
    Building and building improvements                              280,218
    Machinery and equipment                                       1,417,529
    Furniture and fixtures                                           24,036
    Dies                                                          1,031,315
    Vehicles                                                          8,295
    Construction in progress                                        422,808
                                                                -----------
                                                                  3,187,501
    Less accumulated depreciation                                  (676,732)
                                                                -----------
            Total property, plant and equipment                   2,510,769
                                                                -----------
Other assets                                                         23,183
                                                                -----------
            Total assets                                        $ 7,424,701
                                                                ===========



The accompanying notes are an integral part of these financial statements

ALBEX ALUMINUM, INC.
(FORMERLY KNOWN AS WIRT METAL PRODUCTS, INC.)



BALANCE SHEET, CONTINUED
(Unaudited)
December 31, 1994

              LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
    Notes payable to banks                               $  1,534,502
    Current portion of long-term debt                          37,148
    Accounts payable, trade                                 3,879,497
    Accrued interest                                            3,586
    Accrued expenses and other current liabilities            270,787
                                                          -----------

            Total current liabilities                       5,725,520
                                                          -----------



Long-term liabilities:
    Note payable to West Virginia Economic Development
         Authority, less current portion                      260,100
    Notes payable, stockholder                              1,452,777
    Other long-term liabilities                                31,170
                                                          -----------

            Total long-term liabilities                     1,744,047
                                                          -----------
            Total liabilities                               7,469,567
                                                          -----------

Stockholders' deficit:
    Common stock, no par value, 750 shares authorized,
         100 shares issued and outstanding                        100
    Additional paid-in capital                                933,150
    Accumulated deficit                                      (978,116)
                                                          -----------
            Total stockholders' deficit                       (44,866)
                                                          -----------
            Total liabilities and stockholders' deficit   $ 7,424,701
                                                          ===========



The accompanying notes are an integral part of these financial statements.

ALBEX ALUMINUM
(FORMERLY KNOWN AS WIRT METAL PRODUCTS, INC.)


STATEMENT OF OPERATIONS
(Unaudited)
for the year ended December 31, 1994

Net sales                                                          $ 14,269,127

Cost of goods sold                                                   13,287,761
                                                                   ------------
            Gross profit                                                981,366

Selling, general and administrative expenses                          1,013,817
                                                                   ------------
Loss from operations                                                    (32,451)
                                                                   ------------
Other expense:
    Interest expense                                                    (86,962)
    Loss on disposal of equipment                                        (3,540)
                                                                   ------------
            Total other expense                                         (90,502)
                                                                   ------------

            Net loss                                               $   (122,953)
                                                                   ============


The accompanying notes are an integral part of these financial statements.

ALBEX ALUMINUM, INC.
(FORMERLY KNOWN AS WIRT METAL PRODUCTS, INC.)


STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
(Unaudited)
for the year ended December 31, 1994

                                               ADDITIONAL
                                   COMMON       PAID-IN      ACCUMULATED      STOCKHOLDERS'
                                    STOCK       CAPITAL        DEFICIT           DEFICIT
                                 -----------  ------------   --------------  --------------

Balances, December 31, 1993      $     100      $ 119,950      $(855,163)      $(735,113)

Contributed capital                   --          813,200           --           813,200

Net loss for the year ended
      December 31, 1994               --             --         (122,953)       (122,953)
                                 ---------      ---------      ---------       ---------

Balances, December 31, 1994      $     100      $ 933,150      $(978,116)      $ (44,866)
                                 =========      =========      =========       =========


The accompanying notes are an integral part of these financial statements.

ALBEX ALUMINUM, INC.
(FORMERLY KNOWN AS WIRT METAL PRODUCTS, INC.)


STATEMENT OF CASH FLOWS
(Unaudited)
for the year ended December 31, 1994

Cash flows from operating activities:
    Net loss                                                        $  (122,953)
    Adjustments to reconcile net loss to net cash provided
         by operating activities:
      Depreciation                                                      368,120
      Amortization                                                          744
      Provision for losses on accounts receivable                        25,761
      Loss on disposal of equipment                                       3,540
    Changes in assets and liabilities:
      Accounts receivable, trade                                       (531,600)
      Inventories                                                    (2,278,302)
      Prepaid expenses and other current assets                         (68,187)
      Other assets                                                       (7,379)
      Accounts payable, trade                                         3,781,101
      Accrued interest                                                    2,316
      Accrued expenses and other current liabilities                     66,289
      Other long-term liabilities                                        31,170
                                                                    -----------
              Total adjustments                                       1,393,573
                                                                    -----------
              Net cash provided by operating activities               1,270,620
                                                                    -----------

Cash flows from investing activities:
    Purchases of property, plant and equipment                       (1,316,786)
                                                                    -----------
Cash flows from investing activities:
    Contributed capital                                                 813,200
    Principal payments on long-term debt                                (34,043)
    Net borrowings on notes payable to banks                          1,234,502
    Advances payable, related party, net                             (1,953,791)
                                                                    -----------
              Net cash provided by financing activities                  59,868
                                                                    -----------
Net increase in cash                                                     13,702

Cash, beginning of year                                                   3,615

                                                                    -----------
Cash, end of year                                                   $    17,317
                                                                    ===========
Supplemental disclosure cash flows information:
    Cash paid during the year for:
              Interest                                              $    84,645
                                                                    ===========

The accompanying notes are an integral part of these financial statements.

ALBEX ALUMINUM, INC.
(FORMERLY KNOWN AS WIRT METAL PRODUCTS, INC.)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

     1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       The following is a summary of significant accounting policies of the
       Company:

       NATURE OF BUSINESS: Wirt Metal Products, Inc. (the Company) manufactures and sells aluminum extruded products to a variety of customers engaged in, among others, the manufacture of flat-bed trailers, building products, marine wall construction, and energy related products.

       INVENTORIES: Inventories are valued at the lower of cost or market; cost being determined on the first-in, first-out (FIFO) method of valuation.

       PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost. Major additions and betterments are capitalized while maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently. When property is retired or otherwise disposed of, the cost of the property is removed from the asset account, accumulated depreciation is charged with an amount equivalent to the depreciation provided, and the difference is charged or credited to income.

       Depreciation is provided using primarily the straight-line method over the estimated useful lives of the assets for financial statement purposes as follows:

              Building and building improvements               31.5 years
              Machinery and equipment                       5 to 15 years
              Furniture and fixtures                        5 to 10 years
              Vehicles                                            5 years

       DIES: Dies are stated at cost, and are being amortized using the straight-line method over 36 months. Cost is net of any reimbursements from the applicable customer.

       LOAN COSTS: Loan costs associated with financing agreements are being amortized over the life of the related agreements.

       INCOME TAXES: The Company, with the consent of its stockholders, has elected to be taxed under the provisions of the Internal Revenue Code as an "S" Corporation. Under those provisions and similar provisions of state law, the Company does not pay corporate income taxes on its taxable income. Instead, each stockholder is liable for individual income taxes on their respective portion of the Company's taxable income.



ALBEX ALUMINUM, INC.
(FORMERLY KNOWN AS WIRT METAL PRODUCTS, INC.)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) CONTINUED

     2.INVENTORIES:

       Inventories at December 31, 1994 consist of:

         Raw materials                                $      2,068,728
         Work-in-process                                        65,571
         Finished goods                                        560,375
                                                      -----------------
                                                      $      2,694,674
                                                      =================





     3.NOTES PAYABLE TO BANKS:
       At December 31, 1994, notes payable to banks consist of the following:

         $300,000 notes payable to United National Bank
         collateralized by machinery and equipment.  Interest
         is payable quarterly at 9.5%.                                    $  300,000

       The United National Bank loan has been renewed every 90 days since inception and is due for renewal on March 9, 1995.

         $2,500,000 revolving line of credit with PNC Bank,
         National Association, collateralized by accounts receivable, inventory and property and equipment. Interest is payable
         monthly at the bank's base rate plus a marginal rate which is based on obtaining certain financial ratios. The marginal
         rate at December 31, 1994 was .75%. The total rate was 9.25%.    $1,234,502



       Under the PNC line of credit, borrowings are available based on a certain formula of trade accounts receivable and inventory, principally consisting of advance rates of 85% of eligible accounts receivable and 60% of inventory. Available borrowings at December 31, 1994 approximated $452,000. The line is due for renewal on June 30, 1995.

       The PNC revolving line of credit contains covenants which limit the Company in certain areas including among others, capital expenditures, other borrowings, total debt to tangible net worth, and minimum tangible net worth. At December 31, 1994, the Company was in violation of such covenants. As such, the bank may declare, at its option, the revolving credit commitment terminated with amounts due immediately.

       The PNC agreement also restricts stockholder distributions.

       The PNC revolving line of credit is guaranteed by the majority stockholder of the Company.


ALBEX ALUMINUM, INC.
(FORMERLY KNOWN AS WIRT METAL PRODUCTS, INC.)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) CONTINUED

     4.LONG-TERM DEBT:
       Long-term debt consists of the following:

         Promissory note payable to the West Virginia Economic Development
         Authority, due in 120 monthly installments of $4,006 including interest at the Wall Street Journal's prime rate less 4% (4.5% at December 31,
         1994). The note is collateralized by machinery and equipment and
         matures November 1, 2001.                                                     $        297,248

         Note payable, stockholder, interest only payable for three years at
         7.94%, commencing December 31, 1994, then payable in monthly installments of $2,583, including interest at 7.94%. The note is subordinated to repayment of the notes payable to banks and the note payable to the West Virginal Economic Development Authority. The note
         is scheduled to mature December 2004.                                                  166,047

         Note payable, stockholder, interest only payable for three years at
         7.94%, commencing December 31, 1994, then payable in monthly installments of $20,017, including interest at a7.94%. The note is subordinated to repayment of the notes payable to the banks and the note payable to the West Virginia Economic Development Authority. The
         note is scheduled to mature December 2004.                                           1,286,730
                                                                                        ---------------
                                                                                              1,750,025
         Less current portion                                                                    37,148
                                                                                        ---------------
         Long-term debt, less current portion                                           $     1,712,877
                                                                                        ===============





       The following is a schedule of maturities of all long-term debt for the next five years ending December 31:

         1995                                                                          $         37,148
         1996                                                                                    38,662
         1997                                                                                    40,237
         1998                                                                                   203,523
         1999                                                                                   218,541
         Thereafter                                                                           1,211,914
                                                                                       -----------------
                                                                                       $      1,750,025
                                                                                       =================



       The promissory note is guaranteed by the majority stockholder of the Company.

       The promissory note contains certain covenants which limit the Company in certain areas including among others, declaring dividends and making loans to officers and stockholders. The note is callable, at the option of the West Virginia Economic Development Authority, should the Company cease operations at the West Virginia facility.



ALBEX ALUMINUM, INC.
(FORMERLY KNOWN AS WIRT METAL PRODUCTS, INC.)

NOTES TO FINANCIAL STATEMENTS, (UNAUDITED) CONTINUED

     5.RETIREMENT PLAN:

       The Company has a 401(K) retirement and profit sharing plan which covers substantially all employees who have attained the age of 19 and have completed one year of service. In accordance with the plan, the Company matches contributions made by the employees up to 3% of their eligible wages. Retirement costs were $38,256 in 1994.

     6.RELATED PARTY TRANSACTIONS:

       The Company's majority stockholder also controls several affiliated companies. As such, the majority stockholder is in a position to influence sales, costs and expenses of the Company for the benefit of the affiliates that are under his control.

       The Company purchases aluminum from a company which is wholly owned by the majority stockholder of the Company. Purchases totalled $3,522,920 during 1994.

       The Company in the normal course of business also sells to companies in which the majority stockholder also has a majority interest. Sales to such companies totalled $4,339,215 during 1994.

       Prices for such products sold and materials purchased approximate the prices which would be charged to an unrelated buyer or supplier.

       The Company shares certain administrative, computer and financial services with a related company. Charges of $100,000 during 1994 were incurred for such services. In addition, the Company participates in a group health insurance plan with a related company and, accordingly, charges of $125,807 were incurred for its portion of the plan costs.

       The Company has accounts payable of $67,858 and accounts receivable of $553,537 due to and from related companies included in the accounts payable and receivable, trade balances at December 31, 1994.

       The trade accounts payable and receivable - related parties, and advances due to related parties, have been classified in the financial statements based on management's expectations for repayment.

     7.CONCENTRATIONS OF CREDIT RISK:

       ACCOUNTS RECEIVABLE: The Company sells a broad range of aluminum extruded products to a diverse group of customers operating in the transportation, distribution and building products industries, and to a wide range of Original Equipment Manufacturers (OEMs) located within the United States. Credit limits and ongoing credit evaluations and account monitoring procedures have been implemented to minimize the risk of loss. The Company does not require collateral and maintains a reserve for potential credit losses, which have been within management's expectations.


ALBEX ALUMINUM, INC.
(FORMERLY KNOWN AS WIRT METAL PRODUCTS, INC.)

NOTES TO FINANCIAL STATEMENTS, (UNAUDITED) CONTINUED


       CASH: At December 31,1994, the Company had a commercial checking account with a bank balance that exceeded the federally insured limits by $113,234.

     8.LEASE COMMITMENTS:

       The Company leases vehicles and equipment under noncancellable operating leases which expire at various dates between April 1995 and March 2000. The Company is responsible for maintenance, insurance, taxes and excess mileage charges on the vehicles. Certain of these leases contain purchase options upon the expiration of their lease terms. Rent expense under such agreements was $48,169 during 1994. Future minimum rental payments are as follows:

         1995                                      $42,312
         1996                                       42,240
         1997                                       39,858
         1998                                       30,849
         1999                                       10,968





ALBEX ALUMINUM, INC.
(FORMERLY KNOWN AS WIRT METAL PRODUCTS, INC.)

                             SIGNS AND BLANKS, INC.

                    REPORT ON AUDITS OF FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

 CONTENTS

                                                                        PAGES
                                                                        -----

Report of Independent Accountants..................................       1

Financial Statements:

  Balance Sheets...................................................       2

  Statements of Operations and Accumulated Deficit.................       3

  Statements of Cash Flows.........................................       4

  Notes to Financial Statements....................................    5-10



SIGNS AND BLANKS, INC.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder and
Board of Directors of
Signs and Blanks, Inc.:

We have audited the accompanying balance sheets of Signs and Blanks, Inc. (the "Company") as of December 31, 1996 and 1995, and the related statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Signs and Blanks, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                   COOPERS & LYBRAND L.L.P.

Cleveland, Ohio
March 31, 1997


BALANCE SHEETS

                                                                                                                    UNAUDITED
                                                                                DECEMBER 31,   DECEMBER 31,          MARCH 31,
                                            ASSETS                                 1996              1995              1997
                                                                                -----------    --------------    --------------
Current assets:
    Cash                                                                        $     5,854       $     6,271       $    97,895
    Receivables - trade, net of allowance for doubtful accounts
      of $27,000 and $4,000 in 1997, 1996 and 1995, respectively                  1,272,996         1,481,332         1,360,927
    Inventories                                                                   1,279,306         1,740,316         1,644,225
    Other current assets                                                             44,693           122,227            39,049
                                                                                -----------       -----------       -----------
              Total current assets                                                2,602,849         3,350,146         3,142,096

Equipment and improvements, net                                                     946,886         1,057,632           926,220
Other assets                                                                          9,630            13,450             6,635
                                                                                -----------       -----------       -----------

              Total assets                                                      $ 3,559,365       $ 4,421,228       $ 4,074,951
                                                                                ===========       ===========       ===========

             LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current liabilities:
    Note payable - bank                                                         $      --         $ 1,701,719       $ 1,091,481
    Current portion of long-term debt                                                  --              35,000              --
    Accounts payable - trade                                                        879,951         1,320,791         1,407,582
    Accounts payable - related party                                                 15,399            12,889            19,416
    Accrued expenses:
      Compensation                                                                   20,226            21,820            12,322
      Interest                                                                       28,884            13,769             7,829
      Other                                                                         143,791           133,025           158,159
                                                                                -----------       -----------       -----------
              Total current liabilities                                           1,088,251         3,239,013         2,696,789

    Note payable - bank                                                           1,154,944              --                --
    Note and accounts  payable - related party                                    1,131,000         1,381,000         1,131,000
                                                                                -----------       -----------       -----------
              Total liabilities                                                   3,374,195         4,620,013         3,827,789
                                                                                -----------       -----------       -----------

Commitments and contingencies (Note 8)                                                 --                --                --

Shareholder's equity (deficit):
    Common stock, no par value, 750 shares authorized,
         500 shares issued and 450 shares outstanding                                 5,000             5,000             5,000
Additional capital                                                                1,834,430         1,834,430         1,834,430
Accumulated deficit                                                              (1,653,760)       (2,037,715)       (1,591,768)
Less treasury shares, 50 shares at cost                                                (500)             (500)             (500)
                                                                                -----------       -----------       -----------
              Total shareholder's equity (deficit)                                  185,170          (198,785)          247,162
                                                                                -----------       -----------       -----------
              Total liabilities and shareholder's equity (deficit)              $ 3,559,365       $ 4,421,228       $ 4,074,951
                                                                                ===========       ===========       ===========


The accompanying notes are an integral part of these financial statements


SIGNS AND BLANKS, INC.

STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                                               UNAUDITED
                                                       FOR THE YEARS ENDED                FOR THE QUARTERS ENDED
                                                  DECEMBER 31,       DECEMBER 31,        MARCH 31,         MARCH 31,
                                                      1996               1995              1997              1996
                                                  ------------       ------------       ----------        -----------
Net sales                                         $ 11,294,622       $ 11,455,437       $  2,427,540       $  2,586,512

Cost of sales                                        9,656,246         10,186,520          2,127,572          2,407,618
                                                  ------------       ------------       ------------       ------------

              Gross profit                           1,638,376          1,268,917            299,968            178,894

Selling, general and administrative expenses         1,125,338          1,350,406            214,677            171,456
                                                  ------------       ------------       ------------       ------------
              Income (loss) from operations            513,038            (81,489)            85,291              7,438

Other income (expense):

    Interest expense                                  (127,719)          (180,428)           (23,299)           (38,228)
    Loss on disposal of fixed assets                    (1,364)              --                 --                 --
                                                  ------------       ------------       ------------       ------------
              Total other expense, net                (129,083)          (180,428)           (23,299)           (38,228)
                                                  ------------       ------------       ------------       ------------

              Net income (loss)                        383,955           (261,917)            61,992            (30,790)

Accumulated deficit, beginning of period            (2,037,715)        (1,775,798)        (1,653,760)        (2,037,715)
                                                  ------------       ------------       ------------       ------------

Accumulated deficit, end of period                $ (1,653,760)      $ (2,037,715)      $ (1,591,768)      $ (2,068,505)
                                                  ============       ============       ============       ============


Pro forma income data (unaudited) Note 10:
    Net income (loss) as reported                 $    383,955       $   (261,917)      $     61,993       $    (30,790)
    Pro forma income tax (expense) benefit            (144,398)            97,655            (23,557)            11,700
                                                  ------------       ------------       ------------       ------------

              Pro forma net income (loss)         $    239,557       $   (164,262)      $     38,436       $    (19,090)
                                                  ============       ============       ============       ============


The accompanying notes are an integral part of these financial statements.

SIGNS AND BLANKS, INC.                                                        3

STATEMENTS OF CASH FLOWS

                                                                                                           UNAUDITED
                                                                    FOR THE YEARS ENDED             FOR THE QUARTERS ENDED
                                                              DECEMBER 31,      DECEMBER 31,       MARCH 31,       MARCH 31,
                                                                 1996              1995             1997             1996
                                                             -----------       -----------       -----------       -----------
Cash flows from operating activities:
    Net income (loss)                                        $   383,955       $  (261,917)      $    61,992       $    30,790
    Adjustments to reconcile net income (loss) to net
         cash provided by operating activities:
      Depreciation and amortization                              166,117           163,804            40,790            40,932
      Provision for doubtful accounts                             23,000             8,914             2,000             3,000
      Loss on disposal of fixed assets                             1,364              --                --                --
      Increase (decrease) in cash from changes in:
         Accounts receivable - trade                             185,336           715,405           (89,931)         (262,744)
         Inventories                                             461,010            11,308          (364,919)          114,456
         Other current assets                                     77,534            77,514             5,644            27,284
         Other assets                                              3,820              (311)            2,994              --
         Accounts payable - trade                               (440,840)          969,037           527,630           401,741
         Accounts payable - related party                          2,510        (1,563,176)            4,017            (2,585)
         Accrued and other current liabilities                    24,287           (38,165)          (14,589)            8,882
                                                             -----------       -----------       -----------       -----------
              Net cash provided by operating activities          888,093            82,413           175,628           282,413
                                                             -----------       -----------       -----------       -----------

Cash flows from investing activities:
    Capital expenditures                                         (56,735)          (16,260)          (20,125)          (11,865)
    Proceeds from disposal of fixed assets                          --               1,000              --                --
                                                             -----------       -----------       -----------       -----------
              Net cash used in investing activities              (56,735)          (15,260)          (20,125)          (11,865)
                                                             -----------       -----------       -----------       -----------

Cash flows from financing activities:
    Net (payments on) proceeds from note payable - bank         (546,775)           15,731           (63,463)         (270,719)
    Repayment of long-term debt                                  (35,000)          (60,000)             --                --
    Repayment of accounts payable - related party               (250,000)          (19,000)             --                --
                                                             -----------       -----------       -----------       -----------
              Net cash used in financing activities             (831,775)          (63,269)          (63,463)         (270,719)
                                                             -----------       -----------       -----------       -----------

Net (decrease) increase in cash                                     (417)            3,884            92,041              (171)

Cash, beginning of period                                          6,271             2,387             5,854             6,271
                                                             -----------       -----------       -----------       -----------
Cash, end of period                                           $    5,854         $   6,271       $    97,895       $     6,100
                                                              ==========         =========       ===========       ===========

Supplemental cash flows information:
    Interest paid                                            $   126,137       $   177,677       $    23,299       $    38,228
                                                              ==========         =========       ===========       ===========



The accompanying notes are an integral part of these financial statements.

SIGNS AND BLANKS, INC.

NOTES TO FINANCIAL STATEMENTS


    1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       DESCRIPTION OF BUSINESS: The Company's operations consist primarily of manufacturing aluminum based traffic control signs for governmental agencies and the transportation industry. The majority of the Company's business activity is with customers located within the United States.

       The following is a summary of significant accounting policies of the
       Company:

       USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       STATEMENTS OF CASH FLOWS: For purposes of the statements of cash flows, cash includes cash on hand and demand deposits.

       INVENTORIES: Inventories are carried at the lower of cost or market, cost being determined on the first-in, first-out (FIFO) method of valuation.

       EQUIPMENT AND IMPROVEMENTS: Equipment and improvements are stated at cost. Major additions and betterments are capitalized while maintenance and repairs which do not improve or extend the lives of the respective assets are expensed currently. When equipment or improvements are retired or otherwise disposed of, the cost of the equipment or improvements is removed from the asset account, accumulated depreciation or amortization is charged with an amount equivalent to the depreciation or amortization provided, and the difference is charged or credited to income.

       Depreciation and amortization have been provided using the straight-line method over the estimated useful lives of equipment of 3-15 years and improvements over 10 years.

       REVENUE RECOGNITION: Sales and related cost of sales are recorded as goods are shipped to customers.

       FAIR VALUE OF FINANCIAL INSTRUMENTS: The Company's financial instruments consist principally of cash, accounts receivable, accounts payable, bank financing agreements and subordinated debt to the shareholder. The fair value of these financial instruments approximates the respective carrying values.

       INCOME TAXES: The Company, with the consent of its shareholder, has elected to be taxed under provisions of the Internal Revenue Code as an S corporation. Under those provisions and similar provisions of state law, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholder is liable for individual income taxes on the Company's taxable income.

       RECLASSIFICATIONS: Certain amounts in the 1995 financial statements have been reclassified to conform to 1996 presentation.

SIGNS AND BLANKS, INC.                                                       5

    1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
       CONTINUED:

       UNAUDITED INTERIM FINANCIAL STATEMENTS: The unaudited financial statements as of March 31, 1997 and the three months ended March 31, 1997 and 1996, includes, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such interim financial statements in accordance with generally accepted accounting standards. The results of operations for the interim period are not necessarily indicative of results of any other interim period or the full year.

    2. INVENTORIES:

       Inventories consist of the following at:

                                                                          UNAUDITED
                                                DECEMBER 31,              MARCH 31,
                                           1996             1995             1997
                                        ----------      ----------      ----------
Raw materials and work in progress      $  924,794      $  534,221      $  504,724
Finished goods                             354,512       1,206,095       1,139,501
                                        ----------      ----------      ----------

                                        $1,279,306      $1,740,316      $1,644,225
                                        ==========      ==========      ==========

    3. EQUIPMENT AND IMPROVEMENTS, NET:

       Equipment and improvements, net consist of the following at:

                                                                     UNAUDITED
                                              DECEMBER 31,            MARCH 31,
                                         1996             1995           1997
                                      ----------      ----------      ----------
Leasehold improvements                $  305,743      $  289,559      $  316,543
Machinery and equipment                1,662,210       1,636,120       1,658,947
Office furniture and equipment           106,114          94,527         118,701
                                      ----------      ----------      ----------

                                       2,074,067       2,020,206       2,094,191

Less accumulated depreciation          1,127,181         962,574       1,167,971
                                      ----------      ----------      ----------

                                      $  946,886      $1,057,632      $  926,220
                                      ==========      ==========      ==========


SIGNS AND BLANKS, INC.                                                      6

    4. FINANCING:

       Financing consists of the following at:

                                                                                                       UNAUDITED
                                                                              DECEMBER 31,             MARCH 31,
                                                                         1996             1995            1997
                                                                     --------------  --------------- ---------------
         Term loan, bank, collateralized by the Company's equipment, accounts receivable and inventories and guaranteed by
             the shareholder, payable in monthly principal payments
             of $5,000 plus interest at prime (8.5% at December 31,
             1995) plus 1.5%, paid in 1996                           $     -         $       35,000  $      -
                                                                     ==============  ==============  ===============

       The Company has a revolving line of credit of $2,000,000 with a bank under which credit is made available based on a certain formula of trade receivables and inventories which including equipment collateralize the borrowings. Interest is payable monthly at prime plus 1.0% (prime 8.25% at December 31, 1996). The line is due for renewal in April 1997 and $1,154,944 was outstanding on this line as of December 31, 1996 and $1,701,719 as of December 31, 1995 (March 31, 1997 $1,091,481 -
       unaudited). The Company could have borrowed approximately $760,000 more than the amount owed at December 31, 1996. This agreement was replaced with a new agreement at a different bank on January 17, 1997 (see Note
       10).

       The loans have covenants that limit the Company in certain areas including payment of dividends, additional borrowings and selling or otherwise transferring assets other than in the normal course of business. In addition, the Company is required to maintain specific levels of working capital and net worth.

    5. RELATED PARTY TRANSACTIONS:

       The Company leases its plant and office space from a related party under an operating lease which also requires the Company to pay applicable taxes, insurance and maintenance. Including other various rentals, total rental expense was $69,800 in 1996 and $69,600 in 1995. Future minimum rental payments are $78,000 for each of the next three years.

       In 1994, the Company purchased substantially all of its aluminum coil from companies which are wholly-owned by the sole shareholder of the Company. Purchases from these companies totalled $6,882,379 in 1994. The Company has accounts payable of $1,146,399 to these related companies at December 31, 1996 and $1,393,889 at December 31, 1995, that are classified as short-term or long-term based on management's expectations for repayment. In addition, at March 31, 1997 the Company has a note payable to its shareholder of $1,131,000 with interest only payments on the unpaid principal balance commencing May 1, 1997 at a rate of 7% per annum. Interest begins to accrue on April 1, 1997. Monthly payments begin January 1, 1998 for 60 months in the amount of $18,850. The note is subordinate to all other debt of the Company. In 1996 and 1995 the Company purchased all of its aluminum coil from unrelated companies.

SIGNS AND BLANKS, INC.                                                       7

       The Company shares certain other administrative services with other related companies. The Company incurred $127,409 in 1996 and $143,722 in 1995 for such services.

    6. CONCENTRATION OF CREDIT RISK:

       The Company performs ongoing credit evaluations of customers and generally, requires no collateral. The Company establishes an allowance for possible losses based on factors surrounding the credit risk of specific customers. Such losses have been within management's expectations.

    7. EMPLOYEE BENEFIT PLANS:

       The Company participates in the GMP and Employers Pension Fund, a multi-employer defined benefit pension plan, that covers all of the Company's hourly bargaining unit employees. Pension expense under this plan amounted to $19,020 in 1996 and $25,162 in 1995.

       The Company also participates in a 401(k) profit sharing plan with a related company that covers all of the Company's non-bargaining unit hourly and salary employees. Under the terms of the plan, employees may voluntarily contribute up to 15% of their compensation to the plan. The Company matches employee contributions up to 3% of compensation. The Company's expense under this plan was $7,569 in 1996 and $3,768 in 1995.

    8. COMMITMENTS AND CONTINGENCIES:

       The Company, along with other affiliated companies, have guaranteed an obligation of their affiliates Albex Aluminum, Inc. and Ravens Metal Products, Inc. aggregating $4,500,000 and $8,000,000, respectively.

       The Company is involved in various claims and litigation arising in the normal course of business. In the opinion of management, the ultimate resolution of these actions will not materially affect the financial position, results of operations, or cash flows of the Company.

    9. MAJOR SUPPLIERS:

       During 1996 and 1995, the Company purchased approximately 95% and 78%, respectively, of its inventories from five suppliers. At December 31, 1996 and 1995, amounts due to these suppliers included in accounts payable, trade and accounts payable - related party were $794,595 and $2,211,671, respectively.

SIGNS AND BLANKS, INC.                                                     8

    10. SUBSEQUENT EVENTS:

       On January 17, 1997, the Company entered into a loan and security agreement with First National Bank of Ohio ("FNBO"). The agreement provides for borrowings under a line of credit up to $2,500,000 based on eligible accounts receivable and inventories and expires on January 31, 1998. Interest is at FNBO's prime rate (8.25% at January 17, 1997). The agreement is collateralized by cash, accounts receivable and inventories and contains covenants relating to the payment of dividends, creation of additional indebtedness and minimum tangible net worth. At January 17, 1997, management intended to finance future accounts receivable and inventories for more than one year and estimated that the amount of borrowings classified as long-term under the original agreement would not exceed the eligible collateral at December 31, 1997.

       On March 31, 1997, the Company's shareholder entered into a stock purchase agreement to sell all of his issued and outstanding shares of common stock to RVM Industries, Inc. ("RVM"); a company under common control. Concurrent with the sale, the Company will change its year end to March 31 and become a wholly-owned subsidiary of RVM. The purchase price to be paid for the shares will be based upon the earnings of the Company, as defined in the agreement, for the two years ending March 31, 2000 times an agreed to multiple of earnings. The purchase price as then determined will be paid monthly over five years beginning July 1, 2000. The outstanding note payable will bear interest at 8% per annum.

       Prior to the acquisition by RVM, the Company operated as an S Corporation and, as such, was not liable for federal and certain state and local income taxes. As a result, income (losses) of the Company have been taxed for federal and certain state and local income tax purposes directly to the shareholders rather than to the Company. Cash distributions were regularly made by the Company, in part to fund shareholders for these liabilities. Accordingly, net income (loss), as reported in the accompanying statements of operations does not include a provision (benefit) for these income taxes.

       Effective April 1, 1997, the Company will no longer be treated as an S Corporation and will be subject to all corporate federal and state and local income taxes. Accordingly, for informational purposes, the statements of operations include unaudited pro forma adjustments for additional income taxes (benefits) which would have been recorded if the Company had been taxed as a C Corporation, based on the tax laws in effect during those periods.

       Unaudited pro forma income tax expense for each of the periods presented is as follows:

                                        (UNAUDITED)                    UNAUDITED
                                   ----------------------     --------------------------
                                   YEARS ENDED DECEMBER 31,   QUARTERS ENDED MARCH 31,
                                   -----------------------     -----------------------
                                      1996         1995           1997          1996
                                   --------      --------       --------      --------
Deferred provision (benefit):
  Federal                          $136,745      $(83,853)      $ 22,317      $(11,057)
  State and local                     7,653       (13,802)         1,240          (643)
                                   --------      --------       --------      --------
Total                              $144,398      $(97,655)      $ 23,557      $(11,700)
                                   ========      ========       ========      ========


SIGNS AND BLANKS, INC.                                                       9

       The difference between unaudited pro forma income taxes at the statutory federal income tax rate of 34% and those reported in the statements of operations are as follows:

                                                          (UNAUDITED)
                                        ------------------------------------------------
                                                    YEAR ENDED DECEMBER 31,
                                        ------------------------------------------------
                                                   % OF PRETAX              % OF PRETAX
                                          1996        INCOME       1995        INCOME
                                        --------   -----------   --------   ------------

Federal tax at statutory rate           $130,545      34.0%      $(89,052)     (34.0)%
Additional state and local
     income taxes net of federal          13,438       3.5         (9,167)      (3.5)
     benefit
Other                                        414        .1            564         .2
                                        --------      ----       --------       ----
                                        $144,397      37.6%      $(97,655)     (37.3)%
                                        ========      ====       ========      =====



                                                          (UNAUDITED)
                                        ------------------------------------------------
                                                    QUARTERS ENDED MARCH 31,
                                        ------------------------------------------------
                                                  % OF PRETAX               % OF PRETAX
                                          1997      INCOME         1996        INCOME
                                        --------  -------------  --------   ------------

Federal tax at statutory rate           $ 21,078      34.0%      $(10,468)     (34.0)%
Additional state and local
     income taxes net
     of federal benefit                    2,170       3.5         (1,078)      (3.5)

Other                                        309        .5           (154)       (.5)
                                        --------      ----       --------      -----
                                        $ 23,557      38.0%      $(11,700)     (38.0)%
                                        ========      ====       ========      =====

SIGNS AND BLANKS, INC.                                                      10

                             SIGNS AND BLANKS, INC.
                         UNAUDITED FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

BALANCE SHEET
(Unaudited)
December 31, 1994

                                      ASSETS

Current assets:

    Cash                                                              $    2,387
    Accounts receivable, trade - net of allowance for doubtful
    accounts of $30,000                                                2,205,651
    Inventories:
      Raw materials                                                      663,700
      Finished goods                                                   1,087,924
                                                                      ----------
                                                                       1,751,624
                                                                      ----------
Prepaid expenses and other current assets                                199,741
                                                                      ----------
            Total current assets                                       4,159,403
                                                                      ----------
Equipment and improvements:
    Leasehold improvements                                               289,559
    Machinery and equipment                                            1,624,897
    Office furniture and equipment                                        91,068
                                                                      ----------
            Total cost                                                 2,005,524
    Less accumulated depreciation and amortization                       799,348
                                                                      ----------
            Equipment and improvements, net                            1,206,176
                                                                      ----------
Other assets                                                              13,139
                                                                      ----------
            Total assets                                              $5,378,718
                                                                      ==========



The accompanying notes are an integral part of these financial statements.

                                       1
SIGNS AND BLANKS, INC.

(Unaudited)
December 31, 1994

                       LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
    Notes payable                                                            $ 1,647,309
    Accounts payable, trade                                                      390,433
    Accounts payable, related party                                            1,576,065
    Accrued expenses and other current liabilities                               206,779
    Current portion of long-term debt                                             60,000
                                                                             -----------
              Total current liabilities                                        3,880,586

Long-term liabilities:
    Accounts payable, related party                                            1,400,000
    Long-term debt, less current portion                                          35,000
                                                                             -----------
              Total liabilities                                                5,315,586

Shareholder's equity:
    Common stock, no par value, 750 shares authorized,
         500 shares issued and 450 outstanding                                     5,000
    Additional paid-in capital                                                 1,834,430
    Accumulated deficit                                                       (1,775,798)
    Less treasury stock                                                             (500)
                                                                             -----------
            Total shareholder's equity                                            63,132
                                                                             -----------
            Total liabilities and shareholder's equity                       $ 5,378,718
                                                                             ===========


The accompanying notes are an integral part of these financial statements

                                       2
SIGNS AND BLANKS, INC.

STATEMENT OF INCOME AND ACCUMULATED DEFICIT
(Unaudited)
for the year ended December 31, 1994

Net sales                                                                    $ 11,074,108
Cost of goods sold                                                             10,470,220
                                                                             ------------
            Gross profit                                                          603,888
                                                                             ------------
Selling expenses                                                                  363,431
General and administrative expenses                                               410,766
                                                                             ------------
            Total selling, general and administrative expenses                    774,197
                                                                             ------------
Income (loss) from operations                                                    (170,309)
Interest expense                                                                 (125,045)
Other income                                                                            -
                                                                             ------------
            Net loss                                                             (295,354)
Accumulated deficit, beginning of year                                         (1,480,444)
                                                                             ------------
Accumulated deficit, end of year                                             $ (1,775,798)
                                                                             ============


The accompanying notes are an integral part of these financial statements

                                       3
SIGNS AND BLANKS, INC.

STATEMENT OF CASH FLOWS
(Unaudited)
for the year ended December 31, 1994

Cash flows from operating activities:

    Net loss                                                                      $(295,354)
    Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                 175,203
      Provision for doubtful accounts                                                49,996
    Changes in assets and liabilities:
      Accounts receivable, trade                                                   (112,467)
      Inventories                                                                  (516,138)
      Prepaid expenses and other current assets                                     (59,411)
      Other assets                                                                    8,702
      Accounts payable, trade                                                      (104,607)
      Accounts payable, related party                                               464,203
      Accrued expenses and other current liabilities                                 11,131
                                                                                  ---------
              Net cash used in operating activities                                (378,742)
                                                                                  ---------

Cash flows from investing activities:
    Additions to equipment and improvements                                         (62,901)
                                                                                  ---------

Cash flows from financing activities:
    Net borrowings on notes payable                                                 502,309
    Repayment of long-term debt                                                     (60,000)
                                                                                  ---------
              Net cash provided by  financing activities                            442,309
                                                                                  ---------
Net increase in cash                                                                    666
Cash, beginning of year                                                               1,721
                                                                                  ---------
Cash, end of year                                                                 $   2,387
                                                                                  =========
Supplemental cash flow information:
    Interest paid                                                                 $ 130,092
                                                                                  =========


The accompanying notes are an integral part of these financial statements

                                        4
SIGNS AND BLANKS, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   INVENTORIES: Inventories are valued at the lower of cost or market, cost being determined on the first-in, first-out (FIFO) method of valuation.

   EQUIPMENT AND IMPROVEMENTS: Equipment and improvements are stated at cost. Major additions and betterments are capitalized while maintenance and repairs which do not improve or extend the lives of the respective assets are expensed currently. When equipment or improvements are retired or otherwise disposed of, the cost of the equipment or improvements is removed from the asset account, accumulated depreciation or amortization is charged with an amount equivalent to the depreciation or amortization provided, and the difference is charged or credited to income.

   Depreciation and amortization have been provided using the straight-line method over the estimated useful lives of the assets. Depreciation and amortization expense relating to equipment and improvements totalled $166,116 in 1994.

   AMORTIZATION: Start-up and organizational costs are amortized using the straight-line method over five years. Amortization expense relating to start-up and organization costs totalled $9,087 in 1994.

   INCOME TAXES: The Company, with the consent of its shareholder, has elected to be taxed under provisions of the Internal Revenue Code as an S corporation. Under those provisions and similar provisions of state law, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholder is liable for individual income taxes on the Company's taxable income.

   STATEMENT OF CASH FLOWS: For purposes of the statement of cash flows, cash includes cash on hand and demand deposits.

2. FINANCING ARRANGEMENTS:

   Long-term debt consists of the following as of December 31:

Term loan, bank, collateralized by the Company's equipment,
    accounts receivable and inventories, payable in monthly
    principal payments of $5,000 plus interest at prime plus
    1.5% (prime 8.5% at December 31, 1994), final payment no
    later than July, 1996                                                     $95,000

        Less current portion                                                   60,000
                                                                              -------
        Long-term debt, less current portion                                  $35,000
                                                                              =======

                                       5
SIGNS AND BLANKS, INC.

   Annual principal payments required under the provisions of the long-term debt agreement are as follows:

         1995                       $ 60,000
         1996                         35,000
                                    ---------
                                    $ 95,000
                                    =========


   The Company has a revolving line of credit of $2,300,000 (effective February 14, 1995) with a bank under which credit is made available based on a certain formula of trade receivables and inventories which including equipment collateralize the borrowings. Interest is payable monthly at prime plus 1.5% (prime 8.5% at December 31, 1994). The line is due for renewal in April 1995 and $1,438,000 was outstanding on this line as of December 31, 1994.

   The loans have covenants that limit the Company in certain areas including payment of dividends, additional borrowings and selling or otherwise transferring assets other than in the normal course of business. In addition, the Company is required to maintain specific levels of working capital and net worth.

   The loans are guaranteed by the shareholder of the Company.

   The Company has a short-term installment note payable to 3M Corporation of $209,309 at December 31, 1994. Principal and interest payments of $30,729 are payable monthly with final payment due on July 15, 1995. The interest rate is 8.25%.

3. RELATED PARTY TRANSACTION:

   The Company leases its plant and office space from a related party under an operating lease which also requires the Company to pay applicable taxes, insurance and maintenance. Including other various rentals, total rental expense was $71,800 in 1994.

   The Company purchases substantially all of its aluminum coil from companies which are wholly-owned by the sole shareholder of the Company. Purchases totalled $6,882,379 in 1994. Prices charged for such products substantially approximate the prices which would be charged by an unrelated supplier. The Company has accounts payable of $2,976,065 to this related party at December 31, 1994, that are classified as short-term or long-term based on management's expectations for repayment.

   The Company shares certain other administrative services with other related companies. The Company incurred $94,809 in 1994 for such services.




                                      6


SIGNS AND BLANKS, INC.

4. SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK:

   Most of the Company's business activity is with customers located within the United States. The Company's receivables from companies in various industries and governmental agencies were $2,235,651 as of December 31, 1994.

5. EMPLOYEE BENEFIT PLAN:

   As of August 10, 1994 the Company became a participant in the GMP and Employers Pension Fund, a defined benefit pension plan. The Company did not participate in a pension plan for the period September 1, 1993 through August 9, 1994. However, the Company continued to accrue for pension benefits for its hourly bargaining unit employees in an amount similar to that under provisions of the old plan. Benefits have been contributed to the new plan for the period September 1, 1993 through December 31, 1994. Pension expense amounted to $20,561 in 1994.

   Effective January 1, 1995 the Company participates in a 401(K) plan with a related company that covers all of the Company's non-bargaining unit hourly and salary employees. Under the terms of the plan, employees may voluntarily contribute up to 15% of their compensation to the plan. The Company matches employee contributions up to 3% of compensation.

SIGNS AND BLANKS, INC.

                              RVM INDUSTRIES, INC.

                  UNAUDITED CONSOLIDATED FINANCIAL INFORMATION

                              RVM INDUSTRIES, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997


                                                                        HISTORICAL                            PRO FORMA
                                                                       CONSOLIDATED         PROFORMA         CONSOLIDATED
                              ASSETS                                       RVM            ADJUSTMENTS           TOTALS
                                                                     -----------------  ----------------   -----------------
Current assets:
    Cash and cash equivalents                                        $        468,572   $                  $        468,572
    Receivables, net                                                        6,626,016                             6,626,016
    Inventories                                                             8,713,287                             8,713,287
    Deferred income taxes                                                     413,500                               413,500
    Other current assets                                                      211,648                               211,648
                                                                     ----------------   ----------------   ----------------
         Total current assets                                              16,433,023                            16,433,023

    Funds held by trustee for capital expenditures                          2,762,242                             2,762,242
    Property, plant and equipment, net                                     19,021,289                            19,021,289
    Other assets                                                              386,948                               386,948
                                                                     ----------------   ----------------   ----------------

         Total assets                                                $     38,603,502   $       -          $     38,603,502
                                                                     =================  =================  ================

               LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                 $      6,534,262   $                  $      6,534,262
    Accrued expenses                                                        2,317,977                             2,317,977
    Current portion of  term debt                                           5,161,863                             5,161,863
                                                                     ----------------   ----------------   ----------------
         Total current liabilities                                         14,014,102                            14,014,102

Note payable - shareholder                                                  2,900,000                             2,900,000
Long-term debt                                                             14,238,548                            14,238,548
Other liabilities                                                           1,358,500                             1,358,500
                                                                     ----------------   ----------------   ----------------
         Total liabilities                                                 32,511,150                            32,511,150

Commitments and contingent liabilities                                       -                  -                  -

Shareholder's equity:
    Common stock                                                               19,343                                19,343
    Additional capital                                                      4,985,020                             4,985,020
    Retained earnings                                                       1,087,989                             1,087,989
                                                                     ----------------   ----------------   ----------------

         Total shareholders' equity                                         6,092,352                             6,092,352
                                                                     ----------------   ----------------   ----------------

         Total liabilities and shareholders' equity                  $     38,603,502   $       -          $     38,603,502
                                                                     ================   ================   ================


See accompanying notes to the unaudited consolidated financial statements.

                              RVM INDUSTRIES, INC.
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 1997


                                                                 HISTORICAL                   PRO FORMA
                                                                CONSOLIDATED   PROFORMA      CONSOLIDATED
                                                                     RVM      ADJUSTMENTS       TOTALS
                                                                ------------  -----------    ------------

Net sales                                                       $ 61,638,221  $               $ 61,638,221

Cost of sales                                                     52,983,028                    52,983,028
                                                                ------------  -----------     ------------

         Gross profit                                              8,655,193                     8,655,193

Selling, general and administrative expense                        6,333,561                     6,333,561
Special charges                                                      371,768                       371,768
                                                                ------------  -----------     ------------

         Income from operations                                    1,949,864                     1,949,864

Other income, (expense), net                                        (302,127)                     (302,127)
Interest expense                                                   1,061,336                     1,061,336
                                                                ------------  -----------     ------------

         Income before income taxes                                  586,401                       586,401

Provision (benefit) for income taxes                                 505,462  $  (295,937)2A       209,525
                                                                ------------  -----------     ------------

         Net income                                             $     80,939  $   295,937     $    376,876
                                                                ============  ===========     ============

Proforma net income per common share                                                          $       0.19 2B
                                                                                              ============


See accompanying notes to the unaudited consolidated financial statements.

                              RVM INDUSTRIES, INC.
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 1996




                                                                 HISTORICAL                            PRO FORMA
                                                                CONSOLIDATED         PROFORMA       CONSOLIDATED
                                                                     RVM            ADJUSTMENTS         TOTALS
                                                              ----------------- ----------------   ---------------

Net sales                                                       $    61,793,870   $                  $  61,793,870

Cost of sales                                                        55,652,221                         55,652,221
                                                                ---------------   ---------------    -------------

         Gross profit                                                 6,141,649                          6,141,649

Selling, general and administrative expense                           6,326,233                          6,326,233
Special charges                                                          89,923                             89,923
                                                                ---------------   ---------------    -------------

         Loss from operations                                          (274,507)                          (274,507)

Other income (expenses), net                                             (9,489)                            (9,489)
Interest expense                                                      1,070,684                          1,070,684
                                                                ---------------   ---------------    -------------

         Loss before income taxes                                    (1,354,680)                        (1,354,680)

Provision (benefit) for income taxes                                    110,973          (599,976)2A      (489,003)
                                                                ---------------   ---------------    -------------

         Net loss                                               $    (1,465,653)  $       599,976    $    (865,677)
                                                                ===============   ===============    =============

Proforma net loss per common share                                                                   $       (0.45)2B
                                                                                                     =============

See accompanying notes to consolidated financial statements.

                              RVM INDUSTRIES, INC.
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 1995


                                                                 HISTORICAL                        PRO FORMA
                                                                CONSOLIDATED       PROFORMA       CONSOLIDATED
                                                                     RVM        ADJUSTMENTS         TOTALS
                                                              ---------------- ---------------   ---------------

Net sales                                                     $    61,333,643  $                 $   61,333,643

Cost of sales                                                      53,527,499                        53,527,499
                                                              ---------------  --------------    --------------

         Gross profit                                               7,806,144                         7,806,144

Selling, general and administrative expense                         5,108,642                         5,108,642
                                                              ---------------  --------------    --------------

         Income from operations                                     2,697,502                         2,697,502

Other income, (expenses), net                                         121,027                           121,027
Interest expense                                                      529,932                           529,932
                                                              ---------------  --------------    --------------

         Income before income taxes                                 2,288,597                         2,288,597

Provision (benefit) for income taxes                                  960,800        (151,200)2A        809,600
                                                              ---------------  --------------    --------------

         Net income                                           $     1,327,797  $      151,200    $    1,478,997
                                                              ===============  ==============    ==============

Proforma net income per common share                                                             $         0.76 2B
                                                                                                 ==============

See accompanying notes to the unaudited consolidated financial statements.

                              RVM INDUSTRIES, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL INFORMATION


ITEM 7 (b)(1)



1.    Basis of Presentation

      The unaudited consolidated balance sheet as of March 31, 1997 and the unaudited consolidated statements of operations for the years ended March 31, 1997, 1996 and 1995 of RVM Industries, Inc. give effect to the acquisitions of Albex Aluminum, Inc. ("Albex") and Signs and Blanks, Inc. ("SABI"). The acquisitions have been accounted for as a reorganization of entities under common control and prior years' financial statements have been restated on an "as if pooling" basis as required by Interpretation No. 39 of the Accounting Principles Board Opinion No. 16 ("APB 16"). RVM has recorded investment balances equal to that of the common stock and additional capital balances of Albex and SABI and offsetting credits to it's additional capital account. For purposes of consolidation, the investment account balances have been eliminated against the common stock and additional capital balances of Albex and SABI. Prior to April 1, 1997, Albex and SABI operated as S-corporations. Therefore, in accordance with Staff Accounting Bulletin Topic 4-B, the undistributed income and losses of Albex and SABI were reclassified to their respective additional capital balances. In addition, in accordance with paragraph 79 of APB 16, the contingent consideration related to this transaction will be recorded after the March 31, 2000 earnings of Albex and SABI are known and are therefore not reflected in any period presented. The payments will be recorded as dividends.

      Albex and SABI have calendar year ends. The balance sheet date of both Albex and SABI included in RVM's March 31, 1997 balance sheet is December 31, 1996. Additionally, RVM's Statements of Operations for the years ended March 31, 1997, 1996 and 1995 include the Statements of Operations of Albex and SABI as of December 31, 1996, 1995 and 1994, respectively. Intercompany accounts and transactions have been eliminated.

      The unaudited consolidated balance sheet and statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended March 31, 1996, and in conjunction with the financial statements of Albex and SABI included in this Form 8-K/A.

      As previously noted, prior to April 1, 1997, both Albex and SABI operated as S-corporations and as such, were not liable for federal or state income taxes. Pro forma adjustments have been made to present the results of operations of each Albex and SABI as if they were C-corporations for all periods presented.


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


2. Unaudited Consolidated Financial Statements The following proforma adjustments are reflected in the unaudited consolidated financial statements.

      (A) To reflect estimated federal, state and local income taxes as if Albex and SABI were C-corporations rather than S-corporations.

      (B) To reflect net income (loss) per common share based on the historical weighted average common shares outstanding of 1,938,140 in 1997, 1,943,525 in 1996 and 1,943,525 in 1995.








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